[GRAPHIC OMITTED]

FOR IMMEDIATE RELEASE                                                   CONTACT:
February 22, 2007                         Pfeiffer High Investor Relations, Inc.
                                                                      Geoff High
                                                                    303-393-7044

               DYNAMIC MATERIALS REPORTS RECORD FOURTH QUARTER AND
                           FULL-YEAR FINANCIAL RESULTS

Selected Highlights
o Q4 net income up 90% to $6.6 million, or $0.54 per share, versus year-ago quarter
o    Q4 sales increase 54% to $35.7 million versus comparable 2005 quarter
o    Full-year revenue and net income up 43% and 100%, respectively, versus 2005
o    Backlog at Explosive Metalworking segment reaches record $68.8 million

BOULDER, Colo. - February 22, 2007 - Dynamic Materials Corporation (DMC) (Nasdaq: BOOM), a leading provider of explosion-welded clad metal plates, today reported record financial results for its fourth quarter and full fiscal year ended December 31, 2006.

DMC established single-quarter records for sales and earnings, and achieved strong gross margin results, thanks in large part to the Company's fourth quarter delivery on an $11 million contract - DMC's largest-ever order. Fourth quarter sales increased 54% to $35.7 million from $23.2 million in the fourth quarter last year. Sequentially, fourth quarter sales were up 44% from the $24.9 million reported in the 2006 third quarter. Fourth quarter gross margin was 41% versus 32% in the comparable year-ago quarter and 33% in the third quarter. The improvement in 2006 fourth quarter margin resulted from favorable terms received on the aforementioned $11 million order, which involved complex materials engineering and a tight delivery schedule.

Income from operations increased 87% to $9.7 million from $5.2 million in the fourth quarter last year, and was up 58% from third quarter income from operations of $6.1 million. Net income increased 90% to $6.6 million, or $0.54 per diluted share, from $3.5 million, or $0.28 per diluted share, in the fourth quarter last year. Net income in the 2006 fourth quarter included a gain from discontinued operations of $141,000, or $0.01 per share, from the sale of leased equipment. Sequentially, fourth quarter net income increased 78% versus third quarter net income of $3.7 million, or $0.30 per diluted share.

Explosive Metalworking
The Company's Explosive Metalworking segment reported fourth quarter sales of $34.0 million, up 53% from $22.2 million reported in the fourth quarter last year, and up 45% from the $23.5 million reported in the 2006 third quarter. Fourth quarter operating income increased 85% to $9.4 million from $5.1 million in the comparable year-ago quarter, and was up 61% from the $5.8 million reported in the third quarter. Order backlog at the end of the fourth quarter was a record $68.8 million, up slightly from the $68.5 million reported at the end of the 2006 third quarter.

AMK Welding
Fourth quarter sales at the Company's AMK Welding segment increased 69% to $1.7 million versus $1.0 million in the fourth quarter last year, and were up 24% from $1.3 million reported in the third quarter. Operating income was $538,000, up 337% from $123,000 reported in the comparable year-ago quarter and an increase of 38% from the $391,000 reported in the third quarter.

Management Commentary
Yvon Cariou, president and chief executive officer, said, "Our full-year and fourth quarter results have established new high water marks for both revenue and profits. The fourth quarter was an exceptionally strong period for both of our operating segments, and included the best-ever single month of bookings for our explosion welding business, as well as full delivery of our largest ever order. These results, when coupled with our record-level order backlog and our strong balance sheet, are a clear indication of the current strength of our business.

"Capital spending within the global markets we serve remains robust, and there appear to be a broad range of new business opportunities on the horizon," Cariou added. "We therefore believe fiscal 2007 will be another year of respectable growth at DMC.

"Our program to double the production capacity at our Mt. Braddock facility in Pennsylvania remains on track, and we expect our new production equipment will be up and running by the end of the second quarter," Cariou said. "We also continue to upgrade our European cladding operations. We have established a 2007 capital expenditure budget of approximately $7.1 million, the majority of which will be directed toward modernization of our Nobelclad and Nitro Metall facilities. We also expect to spend more than $5 million remaining from our 2006 budget on completing our expansion at Mt. Braddock."

Rick Santa, chief financial officer, said, "With more than $68 million in our order backlog and an extensive range of contract opportunities on our hot list, we are looking to achieve revenue growth in the 20% range during fiscal 2007. The availability of source metals has fluctuated in recent quarters. Although there were adequate supplies to achieve record shipments during the fourth quarter, tightness in the supply chain is likely to lead to first quarter financial results that will approximate the average results we reported during the first three quarters of fiscal 2006. In light of our full-year growth expectations, we believe the average quarterly results during the balance of the fiscal year will be stronger than those of the first quarter. In addition, we believe that improvements in the supply situation could result in even better full-year financial growth than we are currently projecting."

Full-Year Results
For the full fiscal year, sales increased 43% to $113.5 million compared with $79.3 million in fiscal 2005. Gross margin improved to 37% from 30% in the prior year. The improvement reflects the Company's strong sales increases, more effective absorption of fixed manufacturing and overhead expenses, and strong profit margin on the large contract completed in the fourth quarter. Income from operations increased 91% to $30.1 million compared with $15.8 million in 2005. Net income increased 100% to $20.8 million, or $1.70 per diluted share, versus net income of $10.4 million, or $0.86 cents per diluted share, in the prior year. Net income in 2006 included a gain from discontinued operations of $1.5 million, or $0.12 per share, net of tax, attributable to the first quarter sale of a real estate purchase option and to the fourth quarter sale of leased equipment, both related to the Company's former Spin Forge division.

The Explosive Metalworking segment reported full-year sales of $108.3 million, an improvement of 43% versus sales of $75.6 million in 2005. Operating income increased 95% to $29.6 million compared with $15.2 million in the prior year.

Full-year sales at AMK Welding increased 38% to $5.1 million compared with 2005 sales of $3.7 million. Operating income increased 91% to $1.2 million compared with $608,000 in the prior year.

Conference call information
Management will hold a conference call to discuss fourth quarter results today at 5:00 p.m. Eastern (3:00 p.m. Mountain). Investors are invited to listen to the call live via the Internet at www.dynamicmaterials.com, or by dialing into the teleconference at 800-237-9752 (617-847-8706 for international callers) and entering the passcode 47718534. Participants should access the website at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 30 days and a telephonic replay will be available through March 1, 2007, by calling 888-286-8010 (617-801-6888 for international callers) and entering the passcode 79495997.

About Dynamic Materials Corporation
Based in Boulder, Colorado, Dynamic Materials Corporation is a leading international metalworking company. Its products, which are typically used in industrial capital projects, include explosion-welded clad metal plates and other metal fabrications for use in a variety of industries, including upstream oil and gas, oil refinery, petrochemicals, hydrometallurgy, aluminum production, shipbuilding, power generation, industrial refrigeration and similar industries. The Company operates two business segments: Explosive Metalworking, which uses proprietary explosive processes to fuse different metals and alloys, and AMK Welding, which utilizes various technologies to weld components for use in power-generation turbines, as well as commercial and military jet engines. For more information, visit the Company's website at www.dynamicmaterials.com.

Except for the historical information contained herein, this news release contains forward-looking statements that involve risks and uncertainties including, but not limited to, the following: our ability to obtain new contracts at attractive prices; the size and timing of customer orders and shipment; fluctuations in customer demand; changes to customer orders; the cyclicality of our business; competitive factors; the timely completion of contracts; the timing and size of expenditures; the timely receipt of government approvals and permits; the adequacy of local labor supplies at our facilities; current or future limits on manufacturing capacity at our various operations; the availability and cost of funds; and general economic conditions, both domestic and foreign, impacting our business and the business of the end-market users we serve; as well as the other risks detailed from time to time in the Company's SEC reports, including the report on Form 10-K for the year ended December 31, 2005.

                                       ###

                   DYNAMIC MATERIALS CORPORATION & SUBSIDIARY
                   ------------------------------------------
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      -------------------------------------
                    (Dollars in Thousands, Except Share Data)
                    -----------------------------------------
                                   (unaudited)
                                   -----------

                                                                Three months ended            Twelve months ended
                                                                   December 31,                  December 31,
                                                           ----------------------------- ------------------------------
                                                                2006           2005           2006           2005
                                                           -------------- -------------- -------------- ---------------
NET SALES                                                       $  35,691      $  23,167      $ 113,472      $  79,291
COST OF PRODUCTS SOLD                                              21,170         15,865         71,439         55,856
                                                           -------------- -------------- -------------- ---------------
               Gross profit                                        14,521          7,302         42,033         23,435
                                                           -------------- -------------- -------------- ---------------
COSTS AND EXPENSES:
     General and administrative expenses                            1,854          1,325          5,802          4,051
     Selling expenses                                               2,953            772          6,128          3,616
                                                           -------------- -------------- -------------- ---------------
               Total costs and expenses                             4,807          2,097         11,930          7,667
                                                           -------------- -------------- -------------- ---------------
INCOME FROM OPERATIONS OF CONTINUING OPERATIONS                     9,714          5,205         30,103         15,768
OTHER INCOME (EXPENSE):
     Other expense, net                                              (75)           (15)          (115)            (7)
     Interest income (expense), net                                   272             55            620          (156)
                                                           -------------- -------------- -------------- ---------------
          INCOME BEFORE INCOME TAXES AND
               DISCONTINUED OPERATIONS                              9,911          5,245         30,608         15,605
INCOME TAX PROVISION                                                3,476          1,788         11,341          5,233
                                                           -------------- -------------- -------------- ---------------
INCOME FROM CONTINUING OPERATIONS                                   6,435          3,457         19,267         10,372
INCOME FROM DISCONTINUED OPERATIONS, net of tax:                      141              -          1,497              -
                                                           -------------- -------------- -------------- ---------------
NET INCOME                                                       $  6,576       $  3,457      $  20,764      $  10,372
                                                           ============== ============== ============== ===============
INCOME PER SHARE - BASIC:
     Continuing operations                                       $   0.54       $   0.29       $   1.63       $   0.92
     Discontinued operations                                         0.01              -           0.12              -
                                                           -------------- -------------- -------------- ---------------
     Net income                                                  $   0.55       $   0.29       $   1.75       $   0.92
                                                           ============== ============== ============== ===============
INCOME PER SHARE - DILUTED:
     Continuing operations                                       $   0.53       $   0.28       $   1.58       $   0.86
     Discontinued operations                                         0.01              -           0.12              -
                                                           -------------- -------------- -------------- ---------------
     Net income                                                  $   0.54       $   0.28       $   1.70       $   0.86
                                                           ============== ============== ============== ===============
WEIGHTED AVERAGE NUMBER OF SHARES
          OUTSTANDING -
     Basic                                                     11,924,467     11,731,186     11,841,373     11,290,053
                                                           ============== ============== ============== ===============
     Diluted                                                   12,206,704     12,186,659     12,213,075     12,086,884
                                                           ============== ============== ============== ===============
ANNUAL DIVIDENDS DECLARED PER COMMON SHARE                         $    -         $    -       $   0.15       $   0.10
                                                           ============== ============== ============== ===============

                   DYNAMIC MATERIALS CORPORATION & SUBSIDIARY
                   ------------------------------------------
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      -------------------------------------
                        AS OF DECEMBER 31, 2006 AND 2005
                        --------------------------------
                             (Dollars in Thousands)
                             ----------------------
                                   (unaudited)
                                   -----------

ASSETS                                                                2006                     2005
------                                                      ------------------------ -------------------------
Cash and cash equivalents                                                 $   17,886                $   5,763
Restricted cash                                                                3,059                        -
Marketable securities                                                              -                    1,950
Accounts receivable, net                                                      21,549                   15,576
Inventories                                                                   19,226                   11,869
Other current assets                                                           2,127                    1,394
                                                            ------------------------ -------------------------
     Total current assets                                                     63,847                   36,552
Property, plant and equipment, net                                            20,260                   12,572
Other long-term assets                                                           866                    6,187
                                                            ------------------------ -------------------------
Total assets                                                              $   84,973               $   55,311
                                                            ======================== =========================
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable                                                          $   13,572                $   7,278
Customer advances                                                              2,394                    1,885
Other current liabilities                                                      8,949                    5,102
Current portion of long-term debt                                                382                      573
                                                            ------------------------ -------------------------
     Total current liabilities                                                25,297                   14,838
Long-term debt                                                                   382                    2,221
Other long-term liabilities                                                    1,714                    3,297
Stockholders' equity                                                          57,580                   34,955
                                                            ------------------------ -------------------------
Total liabilities and stockholders' equity                                $   84,973               $   55,311
                                                            ======================== =========================

                   DYNAMIC MATERIALS CORPORATION & SUBSIDIARY
                   ------------------------------------------
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                 -----------------------------------------------
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
                 ----------------------------------------------
                             (Dollars in Thousands)
                             ----------------------
                                   (unaudited)
                                   -----------

                                                                               2006              2005
                                                                        ------------------ ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                                  $  20,764         $  10,372
     Adjustments to reconcile net income to net cash
        provided by operating activities -
             Income from discontinued operations, net of tax                       (1,497)                 -
             Depreciation                                                            1,369             1,527
             Amortization of capitalized debt issuance costs                            50                41
             Stock-based compensation                                                  660                 -
             Provision for deferred income taxes                                     2,115           (1,431)
             Tax benefit related to stock options                                        -             3,728
             Change in working capital, net                                        (6,904)           (2,599)
                                                                        ------------------ ------------------
                  Net cash flows provided by operating activities                   16,557            11,638
                                                                        ------------------ ------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Acquisition of property, plant and equipment                                  (8,650)           (2,848)
     Investment in marketable securities                                                 -           (1,950)
     Sale of marketable securities                                                   1,950                 -
     Loan to related party                                                         (1,206)                 -
     Repayment on loan to related party                                              1,206                 -
     Change in other non-current assets                                                290               288
     Payment received on other receivables related to discontinued
        operations                                                                     576             1,016
     Cash flows provided by investing activities of discontinued
        operations                                                                   3,089                 -
                                                                        ------------------ ------------------
           Net cash flows used in investing activities                             (2,745)           (3,494)
                                                                        ------------------ ------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Repayments on lines of credit, net                                               (48)           (3,291)
     Payments on long-term debt                                                    (2,084)           (1,818)
     Payment of dividends                                                          (1,766)           (1,155)
     Net proceeds from issuance of common stock                                        585             1,555
     Tax benefit related to stock options                                            1,154                 -
     Other cash flows from financing activities                                       (19)                47
                                                                        ------------------ ------------------
                    Net cash flows used in financing activities                    (2,178)           (4,662)
                                                                        ------------------ ------------------
EFFECTS OF EXCHANGE RATES ON CASH                                                      489             (123)
                                                                        ------------------ ------------------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                           12,123             3,359
CASH AND CASH EQUIVALENTS, beginning of the period                                   5,763             2,404
                                                                        ------------------ ------------------
CASH AND CASH EQUIVALENTS, end of the period                                     $  17,886          $  5,763
                                                                        ================== ==================